Exhibit 99-1





                                      FORM 11-K

                FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
                  AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          (Mark One)
          [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
              EXCHANGE ACT OF 1934 [FEE REQUIRED]

          For the fiscal year ended         December 31, 1994

          [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
              EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

          For the transition period from                 to
          Commission file number


          A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                             CENTRAL MAINE POWER COMPANY
                         EMPLOYEE SAVINGS AND INVESTMENT PLAN
                               FOR NON-UNION EMPLOYEES

          B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                             CENTRAL MAINE POWER COMPANY
                                   83 EDISON DRIVE
                                AUGUSTA, MAINE  04336





                             Central Maine Power Company
                         Employee Savings and Investment Plan

                               For Non-Union Employees

                                 REQUIRED INFORMATION



          The following financial statements shall be furnished for the plan:

          (a)   Financial Statements                           Page No.

                Reports of Independent Public Accountants      F-1, F-2

                Statements of Financial Condition                 F-3

                Statements of Income and Changes in
                 Participants' Equity                             F-4

                Notes to Financial Statements        F-5 through F-22

                Supplemental Schedules:
                  I - Item 27a Schedule of Assets Held
                      for Investment Purposes at
                      December 31, 1994                     S-1 through S-4

                 II - Allocation of Plan Assets and
                       Liabilities to Investment
                       Programs                             S-5 through S-6

                III - Allocation of Plan Income and
                      Changes in Plan Equity to
                      Investment Programs                     S-7 through S-10

                 IV - Item 27d Schedule of Reportable
                      Transactions for the Year Ended
                      December 31, 1994                          S-11

          (b)   Exhibits

                Consents of Independent Public Accountants  E-1 through E-2





                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


          To the Board of Directors of
           Central Maine Power Company:

          We have audited the accompanying statement of financial condition of the CENTRAL MAINE POWER COMPANY EMPLOYEE SAVINGS AND INVESTMENT PLAN FOR NON-UNION EMPLOYEES as of December 31, 1994, and the related statement of income and changes in participants equity for the year then ended. These financial statements and the supplemental schedules shown on the index are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audit. The financial statements of the Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees as of December 31, 1993 and for each of the two years in the period ended December 31, 1993 were audited by other auditors, whose report, dated June 3, 1994, expressed an unqualified opinion on those statements.
          We conducted  our  audit in  accordance  with generally  accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the 1994 financial statements referred to above present fairly, in all material respects, the financial position of the Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees as of December 31, 1994, and its income and changes in participants' equity for the year then ended, in conformity with generally accepted accounting principles.

          Our audit was performed for the purpose of forming an opinion on the 1994 basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by The Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The 1994 supplemental schedules have been subjected to the auditing procedures applied in the audit of the 1994 basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

                                      COOPERS & LYBRAND L.L.P.

          Portland, Maine          June 26, 1995





                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


          To the Board of Directors of
           Central Maine Power Company:

          We have audited the accompanying statements of financial condition of the CENTRAL MAINE POWER COMPANY EMPLOYEE SAVINGS AND INVESTMENT PLAN FOR NON-UNION EMPLOYEES as of December 31, 1993, and the related statements of income and changes in participants' equity for each of the two years in the period ended December 31, 1993. These financial statements and the supplemental schedules listed in the accompanying index are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees as of December 31, 1993, and its income and changes in participants' equity for each of the two years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

          Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by The Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.





                                      Arthur Andersen LLP

          Boston, Massachusetts
          June 3, 1994




                          Statements of Financial Condition
                                  (See Schedule II)

                                            As of December 31,
          Assets                          1994            1993

          Investments at market value
          (cost $45,336,014 and
          $39,892,981, respectively)
          (Notes 1 and 2) (Schedule I)           $43,822,982  $41,360,988

          Company dividends receivable               179,287      162,733

          Other receivables                           40,795       43,639

          Participant loans
          receivable (Note 1)                      1,925,794    1,958,399

                                                 $45,968,858  $43,525,759

              Liabilities and
            Participants' Equity

          Security purchase payable              $   119,083 $    70,583

          Insurance contract reserve
          (Note 2)                                   250,000     250,000

          Participants' equity (Note 1)
          (Schedule III)                          45,599,775  43,205,176

                                                 $45,968,858 $43,525,759




          The accompanying notes are an integral part of these financial statements.



               Statements of Income and Changes in Participants' Equity
                 For the Years Ended December 31, 1994, 1993 and 1992
                                  (See Schedule III)

                                     1994               1993             1992
      Balance at beginning
      of year                     $43,205,176      $42,677,039     $36,262,449
      Investment income:
        Dividends on
        Company Stock                 668,186          961,151       1,068,110
        Interest                    1,443,092        1,881,615       1,527,416

        Interest on loans             140,210          128,857         110,563
      Investment
      appreciation/
      depreciation (Note 2)        (1,875,012)      (5,138,978)        662,469
        Net investment
        income                        376,476       (2,167,355)      3,368,558
      Contributions:
       Participants                 3,210,566        3,193,206       3,055,858
       Company                      1,124,831        1,169,093       1,091,595

                                    4,335,397        4,362,299       4,147,453
      Transfers (to) from
      other plans (Note 1)            324,093           (1,739)         (5,428)
      Less-  Withdrawals and
      distributions:
        Cash                        2,641,367        1,415,068       1,082,603
        Central Maine
         Power Company
         Stock (zero shares
         in 1994 and 1993,
         599 shares in 1992)             -                -             13,390
                                    2,641,367        1,415,068       1,095,993

      Insurance contract
      reserve (Note 2)                   -            (250,000)           -
      Balance at end of year      $45,599,775      $43,205,176     $42,677,039




   The accompanying notes are an integral part of these financial statements.





                            Notes to Financial Statements
                                  December 31, 1994

          1. Description of the Plan
             The Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees ("the Plan" or "the Non-Union Plan") was adopted by the Board of Directors of Central Maine Power Company ("the Company") on February 19, 1981. Certain pertinent features of the Plan, as amended, are discussed below.

             a.  Eligibility of Participants
                 Each employee of the Company, and of The Union Water-Power Company, its wholly-owned subsidiary, who is not in a unit of employees covered by a collective bargaining agreement is eligible to join the Plan after completing one year of service during which the employee has worked at least 1,000 hours.

             b.  Elective Contributions by Participants
                 Each participant elects a salary reduction percentage to be contributed by the Company on their behalf. Participants may elect to have the Company contribute from 2% to 15% (in multiples of 1%) of their basic compensation to the Plan through a salary reduction agreement.

             c.  Matching Contributions by the Company
                 The Company contributes to the Plan an amount equal to 60% of the first 5% of the salary reduction amount contributed on behalf of each participant, provided, however, that the total contribution that the Company is obligated to make for any year does not exceed the maximum amount deductible from the Company's gross income under applicable provisions of the Internal Revenue Code. In 1994, 1993 and 1992, these provisions limited the annual employee contribution excluded from taxable income to the lesser of 25% of total compensation or approximately $9,200, $9,000 and $8,700, respectively. Employee contributions for employees who are defined as "highly compensated" by the Internal Revenue Service may be further limited in order to pass nondiscrimination tests. The Company's matching contribution may be made from time to time during each year and shall be paid in full as of the date the Company files its federal income tax return for that year.

             d.  Investment Options
                 All contributions made under the Plan are commingled in a common/collective trust that also contains the assets of four other employee savings and investment plans of the Company and its affiliated companies. As of December 31, 1994, the contributions were invested by the Trustee, Fidelity Management Trust Company, based upon participant election in one or more of ten Funds.





                 Contributions to all Funds may be invested temporarily in short-term investments prior to purchase of primary Fund securities.

                 The Funds consist of:

                 Retirement Government Money Market Portfolio - An income fund comprised of short-term, high-quality debt obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

                 Fidelity Balanced Fund - A diversified fund comprised of high-yielding securities, including common stocks and bonds.

                 Fidelity Magellan Fund - A fund comprised primarily of common stock and securities convertible into common stock seeking capital appreciation.

                 Equity Fund - The Fidelity U.S. Equity Index Fund comprised of common stock which attempts to duplicate the composition of the Standard & Poor's Daily Stock Price Index of 500 Common Stocks during the current year. A fund comprised of common stock, preferred stock and convertible debt instruments as selected by the prior Trustee.

                 Fixed Income Contract Portfolio - A fixed-income fund comprised of investments yielding a fixed rate of return, as selected by the Trustee, issued mainly by insurance companies and banks. This fund is being phased-out and is no longer accepting contributions as of May 1995.

                 Central Maine Power Company Stock Fund - A fund comprised of the common shares of the Company.

                 Asset Manager Income Fund - A fund emphasizing investment in bonds and short-term instruments for income and price stability, but allows some investment in stocks for their potential to grow and keep pace with inflation.

                 Asset Manager Fund - A fund allocating its assets among and across domestic and foreign stocks, bonds and short-term instruments of U.S. and foreign issuers, including those in emerging markets.

                 Asset Manager Growth Fund - This fund seeks to maximize a total return; the Fund allocates its assets among three





          1. Description of the Plan (continued)

             d.  Investment Options (continued)
                 principal  asset  classes: stocks,  bonds  and  short-term
                 instruments.   However, it  may invest  in many  types  of
                 domestic and foreign securities.

                 Fidelity Intermediate Bond Fund - A fund investing in domestic and foreign investment-grade securities with intermediate maturities.

                 Upon enrollment, participants elect the Fund or Funds in which to invest their contributions. The percentage of such contributions invested in a particular Fund must be a multiple of 10%. Participants may change the investment of their future contributions (in multiples of 10% of such contributions) or transfer a portion from one Fund to another. Changes and transfers may be made at any time.

                 All Company contributions are initially invested in the Central Maine Power Company Stock Fund. Dividends, interest and other distributions received on the assets held in each Fund shall be reinvested in the respective Fund.

                 Participants may transfer all or a portion of the Company contributions made on their behalf out of the CMP Company Stock Fund.





          1. Description of the Plan (continued)

             d.  Investment Options (continued)

                 The number of participants in each Fund at December 31, 1994 and 1993 was as follows:
                                                             Number of
                                                           Participants


                             Fund Type                     1994     1993

           Retirement Government Money Market Portfolio   340       354

           Fidelity Balanced Fund                         657       679

           Fidelity Magellan Fund                         859       854


           Equity Fund                                    764       797

           Fixed Income Contract Portfolio                998     1,035

           Central Maine Power Company Stock Fund       1,189     1,259


           Asset Manager Income Fund                       11       -

           Asset Manager Fund                              22       -

           Asset Manager Growth Fund                       35       -

           Fidelity Intermediate Bond Fund                  1       -

                 The total number of participants in the Plan was 1,325 and 1,321 at December 31, 1994 and 1993, respectively. The aggregate participation in the ten Funds is greater than the number of employees participating because employees have the option of investing in one or more Funds.

             e.  Vesting
                 Each participant's account consists of their contributions and any rollover money, the matching Company contribution and any net earnings thereon. Participants are 100% vested in their account balances.

             f.  Withdrawals and Distributions
                 A participant may elect to make a regular withdrawal of up to 100% of the value of their contributions made prior to July 1, 1983, and earnings thereon, (but not less than





          1. Description of the Plan (continued)

             f.  Withdrawals and Distributions (continued)
                 $500 unless the value of such participant's contributions and earnings thereon total less than $500, in which case such total may be withdrawn) after approval by the Employee Savings and Investment Plan Committee. Only one regular withdrawal may be made in any year.

                 Withdrawals with respect to contributions made subsequent to July 1, 1983 may be made only for reasons of hardship. With the consent of the Company's Employee Savings and Investment Plan Committee, a participant may elect to make a hardship withdrawal, as determined in accordance with the Plan provisions, of up to 100% of their account. Distributions from the Funds occurring as a result of termination of employment, death, retirement or permanent disability are made no later than 60 days after the end of the Plan year, unless under certain circumstances retiring or disabled participants elect otherwise.

             g.  Loans
                 Participants may borrow amounts in the aggregate of not more than 50% of their account balance, subject to a maximum loan of $50,000. Loans bear interest at a rate equal to the current rate of interest being charged by the Central Maine Power Company Employees Federal Credit Union for loans secured by share account balances. The maximum term of the loans is generally five years. Loans outstanding as of December 31, 1994 and 1993 amounted to $1,925,794 and $1,958,399, respectively.

          2. Summary of Significant Accounting Policies

             a.  Investment Valuation
                 Investments other than fixed income contracts with insurance companies are stated at market value. Fixed income contracts are stated at contract value which is cost plus interest at the stated rate.

                 At December 31, 1994, State Street Bank and Trust held a fixed income contract with Executive Life Insurance Company (Executive Life) with a contract value of approximately $3.0 million. The Non-Union Plan holds approximately $1.6 million of the Executive Life contract.

                 On April 11, 1991, the State of California insurance regulators placed Executive Life under conservatorship. The regulators stated Executive Life would continue to pay monthly annuities, but placed a moratorium on policy surrenders and loans. The Conservation Court of





          2. Summary of Significant Accounting Policies (continued)

             a.  Investment Valuation (continued)
                 California approved the sale of Executive Life to an investor group - Altus Finance (Altus) and Mutuelle Assurance Artisanale de France (Mutuelle). Under this rehabilitation agreement, Altus agreed to pay $3.25 billion for the Executive Life high risk bonds while Mutuelle agreed to infuse $300 million in capital.

                 Together, the agreement formed a new company, Aurora National Life Assurance Company.

                 This rehabilitation plan was appealed on several points to the California Court of Appeal and subsequently remanded to the Superior Court to be corrected. On August 13, 1993, the Los Angeles Superior Court approved a modified rehabilitation/liquidation plan for Executive Life. The modified plan became effective September 3, 1993. Under the terms of the modified rehabilitation plan, contract holders were given a choice to either opt-in or opt-out of a 5-year fixed income contract with Aurora National Life Assurance Company, the successor to Executive Life.

                 Both options meant some loss of original investment to participants, and both were clouded by continuing litigation and complicated by a variety of "holdback" amounts. Under opt-in, participants would receive an initial restructured value of 77% with some potential to realize 86%. Under opt-out, participants would receive an initial restructured value of 56% (assuming favorable resolution of pending litigation) with some potential for eventually realizing a total of 84%. The Company retained Townshend & Schupp, an insurance research and consulting firm, to assist in analyzing the potential value of the options. After review of all the relevant facts and the advice of Townshend & Schupp, the Company selected the opt-out approach.

                 During 1993, the Plan recorded a reserve of $250,000 reflecting a reduction in the value of the Executive Life contract to the 84% level associated with their opt-out selection. As discussed further below, the Company and other parties continue to pursue alternatives in order to protect and enhance the ultimate recovery levels of the Executive Life Contract.

                 A number of uncertainties regarding the final settlement of Executive Life issues remain, including pending litigation and the impact of carrying out the remaining steps of the modified rehabilitation plan. Three





          2. Summary of Significant Accounting Policies (continued)

             a.  Investment Valuation (continued)
                 subsequent legal challenges currently exist: one to the general modified rehabilitation plan, one to the transfer of Executive Life's high-yield bonds to its successor, and another to the priority system for dealing with Executive Life contract holders' claims. Significant uncertainties in the carrying out of the remainder of the modified rehabilitation plan include the uncertainty of the impact of the final distribution of opt-in and opt-out decisions and the timing of the sale of other Executive Life assets.

                 On June 9, 1994, the Company and its affiliates with investments held by the common/collective trust, filed suit in the United States District Court in Bangor, Maine, against State Street Bank & Trust for breach of the Bank's fiduciary obligations under the Employee Retirement Income Security Act. The Company is seeking to hold the Bank liable for any loss or damage arising out of the Bank's purchase and management of the Executive Life contract. The Bank was the trustee and investment advisor for the Executive Life contract at the time of purchase and continues in that capacity with regard to the asset.

                 In March 1995, the parties agreed to a dismissal of the case under an agreement whose terms are confidential. It is expected that within the next two years, assuming a successful conclusion to the California rehabilitation proceedings, that the settlement may result in the amount of the original Executive Life contract being restored to the Non-Union Plan.

                 Requests from Plan participants for payments or transfers of funds from the Fixed Income Fund will continue to be processed, but the shares associated with the Executive Life contract, about 10.3 percent of the Fund, continue to be temporarily frozen. Once the final recoverable portion of the Executive Life contract is established, reinstitution of the ability to transfer or reallocate shares of the frozen percentage, minus any ultimate losses incurred in the settlement, is expected.

                 At December 31, 1994, Fidelity held a fixed income contract with Confederation Life Insurance Company (Confederation Life) with a contract value of approximately $4.2 million. The Non-Union Plan holds approximately $2.2 million of the Confederation Life contract.





          2. Summary of Significant Accounting Policies (continued)

             a.  Investment Valuation (continued)
                 On August 11, 1994, Canada's Office of the Superintendent of Financial Institutions took over the Confederation Life Insurance Company. On August 12, 1994, the State of Michigan (Confederation Life's port of entry) filed suit to seize the Company's assets.

                 In response to these regulatory actions, the Association of Confederation Life contractors (ACLIC) was formed. The ACLIC membership includes persons that hold or have an interest in Guaranteed Investment Contracts issued by Confederation Life. Fidelity is actively participating in the ACLIC to represent and protect the interests of the Company.

                 There is no way to predict at this time the outcome of the Confederation Life situation. The Deputy Rehabilitator appointed by the Michigan Department of Insurance has indicated that he expects the full August 1994 account balances to be recovered. ACLIC has estimated that between 87 and 96 cents on the dollar will be realized by
                 U. S. policyholders.

                 The Company has notified Fidelity, and Fidelity has acknowledged, its fiduciary obligations regarding its purchase of the Confederation Life contract. In addition, the Company, as of the close of business on August 16, 1994, segregated approximately $4 million of the Plan's Fixed Income Fund for the common/collective trust and placed hold on all transactions with regard to that amount. This action was taken to ensure that all Plan participants invested in the Fixed Income Fund at the time of seizure by Canadian and Michigan authorities are treated equally.

             b.  Investment Appreciation/Depreciation
                 Investments are stated at fair value as determined based upon quoted market prices. The plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Realized and unrealized appreciation/ depreciation of Plan assets are based on the value of the assets at the beginning of the Plan year or at the time of purchase during the year. The following table depicts this Employee Retirement Income Security Act of 1974 method for funds which generate such appreciation/ depreciation.





          2. Summary of Significant Accounting Policies (continued)

             b.  Investment Appreciation/Depreciation (continued)

                             Fidelity      Fidelity
                             Balanced      Magellan       Equity          Sub
                               Fund          Fund          Fund          Total
   Market value at
   December 31, 1991     $     -       $     -         $4,741,584    $4,741,584

   Current value of
   sales during 1992        (79,125)     (272,113)    (1,369,929)   (1,721,167)

   Cost of purchases
   during 1992             1,127,564     2,778,525      1,725,369     5,631,458

   Unrealized
   appreciation/
   (depreciation)           (16,325)     (114,198)        227,683        97,160

   Market value at
   December 31, 1992       1,032,114     2,392,214      5,324,707     8,749,035

   Current value of
   sales during 1993       (225,607)     (772,050)    (1,113,457)   (2,111,114)

   Cost of purchases
   during 1993             1,908,068     3,322,272      1,277,999     6,508,339

   Unrealized
   appreciation/
   (depreciation)             58,137       225,314        252,577       536,028

   Market value at
   December 31, 1993       2,772,712     5,167,750      5,741,826    13,682,288

   Current value of
   sales during 1994       (666,875)   (2,565,552)      (908,934)   (4,141,361)

   Cost of purchases
   during 1994             1,326,454     4,212,649      1,331,292     6,870,395

   Unrealized
   appreciation/
   (depreciation)          (231,170)     (254,862)      (111,636)     (597,668)

   Market value at
   December 31, 1994      $3,201,121   $ 6,559,985    $ 6,052,548  $ 15,813,654





   2. Summary of Significant Accounting Policies (continued)

      b.  Investment Appreciation/Depreciation (continued)

                                             Asset
                             Company        Manager        Asset
                              Stock         Income        Manager         Sub
                               Fund          Fund          Fund          Total
   Market value at
   December 31, 1991     $14,745,732   $              $             $14,745,732

   Current value of
   sales during 1992     (1,142,332)                                (1,142,332)

   Cost of purchases
   during 1992             1,633,937                                  1,633,937

   Unrealized
   appreciation/
   (depreciation)            630,939                                    630,939

   Market value at
   December 31, 1992      15,868,276                                 15,868,276

   Current value of
   sales during 1993     (2,458,110)                                (2,458,110)

   Cost of purchases
   during 1993             2,863,421                                  2,863,421

   Unrealized
   appreciation/
   (depreciation)        (5,674,328)                                (5,674,328)

   Market value at
   December 31, 1993      10,599,259                                 10,599,259

   Current value of
   sales during 1994    (10,886,405)          -              -     (10,886,405)

   Cost of purchases
   during 1994            11,939,915        49,865        113,861    12,103,641

   Unrealized
   appreciation/
   (depreciation)          (460,340)         (118)        (1,885)     (462,343)

   Market value at
   December 31, 1994     $11,192,429       $49,747       $111,976   $11,354,152



   2. Summary of Significant Accounting Policies (continued)

      b.  Investment Appreciation/Depreciation (continued)

                              Asset        Fidelity
                             Manager     Intermediate
                              Growth         Bond
                               Fund          Fund         Total
   Market value at
   December 31, 1991     $             $              $19,487,316

   Current value of
   sales during 1992                                  (2,863,499)

   Cost of purchases
   during 1992                                          7,265,395

   Unrealized
   appreciation/
   (depreciation)                                         728,099

   Market value at
   December 31, 1992                                   24,617,311

   Current value of
   sales during 1993                                  (4,569,224)

   Cost of purchases
   during 1993                                          9,371,760

   Unrealized
   appreciation/
   (depreciation)                                     (5,138,300)

   Market value at
   December 31, 1993                                   24,281,547

   Current value of
   sales during 1994        (10,344)                 (15,038,110)

   Cost of purchases
   during 1994               471,965         4,108     19,450,109

   Unrealized
   appreciation/
   (depreciation)           (13,697)           (8)    (1,073,716)

   Market value at
   December 31, 1994        $447,924    $    4,100    $27,619,830




                 The market value of Central Maine Power Company stock was $10.75 at June 2, 1995 and $13.563 per share at December 31, 1994.

             c.  Expenses
                 All expenses of administration of the Plan, including Trustee's and record keepers' fees, are paid by Central Maine Power Company.

          3. Federal Income Taxes

             The Internal Revenue Service (IRS) has issued a favorable determination letter with respect to the Plan's tax-exempt status under Sections 401(a) and 401(k) of the Internal
             Revenue Code. Therefore, no income taxes have been provided for in the accompanying financial statements.

             Elective contributions to the Plan made by the Company on behalf of employees are not subject to federal income taxes currently, as long as these contributions are below the maximum level derived in accordance with Section 401(k) regulations. Contributions and earnings thereon will, in general, be taxable upon distribution, although rules providing for additional deferral may apply with respect to certain distributions of Company stock.





          4. Allocation  of  Plan  Assets  and  Liabilities  to  Investment
             Programs

                                   As of December 31, 1994
                            Retirement
                            Government
                              Money         Fidelity      Fidelity
                              Market        Balanced      Magellan         Equity          Sub
            Assets          Portfolio        Fund*          Fund*          Fund*          Total

      Investments at
      market value (cost
      $45,336,014)
      (Notes 1 and 2)
      (Schedule I)        $1,022,423     $3,201,121     $6,559,985     $6,052,548    $16,836,077

      Company dividends
      receivable                -              -              -              -              -

      Other receivables        1,157          2,637          5,686          3,160         12,640

      Participant loans
      receivable (Note 1)       -              -              -              -              -

                          $1,023,580     $3,203,758     $6,565,671     $6,055,708    $16,848,717

        Liabilities and
         Participants'
            Equity

      Security purchase
      payable             $     -        $     -        $     -        $     -       $      -

      Insurance contract
      reserve (Note 2)          -              -              -              -              -

      Participants'
      equity (Note 1)
      (Schedule III)       1,023,580      3,203,758      6,565,671      6,055,708     16,848,717

                          $1,023,580     $3,203,758     $6,565,671     $6,055,708    $16,848,717


      *Parties in interest to the plan.





        4.  Allocation  of Plan  Assets  and Liabilities  to  Investment  Programs
            (continued)


                                       As of December 31, 1994

                                            Central
                              Fixed          Maine          Asset
                              Income         Power         Manager         Asset
                             Contract       Company        Income         Manager          Sub
            Assets          Portfolio     Stock Fund*       Fund*          Fund*          Total

      Investments at
      market value
      (Notes 1 and 2)
      (Schedule I)       $15,180,729    $11,192,429       $49,747        $111,976    $26,534,881

      Company dividends
      receivable                -           179,287           -              -           179,287

      Other receivables        5,931         22,224           -              -            28,155

      Participant loans
      receivable (Note 1)  1,925,794           -              -              -         1,925,794

                         $17,112,454    $11,393,940        $49,747       $111,976    $28,668,117

         Liabilities and
          Participants'
             Equity

      Security purchase
      payable           $     -         $   119,083        $  -         $   -        $   119,083

      Insurance contract
      reserve (Note 2)       250,000           -              -              -           250,000

      Participants'
      equity (Note 1)
      (Schedule III)      16,862,454     11,274,857         49,747        111,976     28,299,034

                         $17,112,454    $11,393,940        $49,747       $111,976    $28,668,117

      *Parties in interest to the plan.





      4. Allocation of Plan Assets and Liabilities to Investment Programs (continued)


                                                                                                     As of December 31, 1994
                                             Asset        Fidelity
                                            Manager     Intermediate
                                             Growth         Bond
            Assets                            Fund          Fund*          Total

      Investments at
      market value (Notes 1
      and 2) (Schedule I)                  $447,924         $4,100    $43,822,982

      Company dividends
      receivable                               -              -           179,287

      Other receivables                        -              -            40,795

      Participant loans
      receivable (Note 1)                      -              -         1,925,794

                                           $447,924         $4,100    $45,968,858

        Liabilities and
         Participants'
            Equity

      Security purchase
      payable                              $   -            $ -       $   119,083

      Insurance contract
      reserve (Note 2)                         -              -           250,000

      Participants'
      equity (Note 1)
      (Schedule III)                        447,924          4,100     45,599,775

                                           $447,924         $4,100    $45,968,858


      *Parties in interest to the plan.

      Comparable information for 1993 can be found on Schedule II attached.





5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1994

                           Retirement
                           Government
                              Money         Fidelity      Fidelity
                             Market         Balanced      Magellan        Equity           Sub
                            Portfolio        Fund*          Fund*          Fund*          Total

   Balance at beginning
   of year                 $  724,631      $2,775,024    $5,172,212      $5,744,487    $14,416,354

   Investment income
    Dividends on
    Company Stock                -               -             -               -              -

    Dividends and
    Interest                   30,487          93,616       224,533         183,872        532,508

    Interest on loans            -               -             -               -              -
    Investment appreciation/
    depreciation (Note 2)        -          (262,207)     (366,207)       (125,714)      (754,128)

     Net investment income     30,487       (168,591)     (141,674)          58,158      (221,620)
   Contributions
    Participants              187,773         564,793     1,085,348         547,231      2,385,145
    Company                      -               -             -               -              -
                              187,773         564,793     1,085,348         547,231      2,385,145
   Transfer (to) from
   other plans or funds       115,102         188,539       660,727        (26,524)        937,844
   Less:  Withdrawals
   and distributions
      Cash                     34,413         156,007       210,942         267,644        669,006
      Central Maine
      Power Company
      Stock (0 shares)           -               -             -               -              -
                               34,413         156,007       210,942         267,644        669,006   Insurance contract
   reserve (Note 2)              -               -             -               -              -

   Balance at end of
   year                    $1,023,580      $3,203,758    $6,565,671      $6,055,708    $16,848,717
   *Parties in interest to the plan.





            5. Allocation of Plan  Income and Changes in Participants'  Equity by Fund for
               the Year Ended  December 31, 1994 (continued)


                                              Central
                              Fixed            Maine        Asset
                              Income           Power       Manager        Asset
                             Contract         Company       Income       Manager         Sub
                            Portfolio       Stock Fund*     Fund*         Fund*         Total

   Balance at beginning
   of year                 $18,068,403     $10,720,419      $  -         $   -      $28,788,822

   Investment income
    Dividends on
    Company Stock                 -            668,186         -             -          668,186

    Dividends and
    Interest                   902,864            -             122           262       903,248
    Interest on loans          140,210            -            -             -          140,210

    Investment appreciation/
    depreciation (Note 2)         -        (1,104,832)     (118)       (1,885)      (1,106,835)

     Net investment income   1,043,074       (436,646)            4       (1,623)       604,809
   Contributions
    Participants               678,882         141,200          370         2,502       822,954
    Company                       -          1,124,831         -             -        1,124,831
                               678,882       1,266,031          370         2,502     1,947,785
   Transfer (to) from
   other plans or funds    (1,518,514)         288,023       49,373       111,097   (1,070,021)
   Less:  Withdrawals
   and distributions
      Cash                   1,409,391         562,970         -             -        1,972,361
      Central Maine
      Power Company
      Stock (0 shares)            -               -            -             -             -
                             1,409,391         562,970         -             -        1,972,361
   Insurance contract
   reserve (Note 2)               -               -            -             -             -

   Balance at end of
   year                    $16,862,454     $11,274,857      $49,747      $111,976   $28,299,034

   *Parties in interest to the plan.





5. Allocation of Plan Income and Changes in Participants' Equity by Fund for the Year Ended December 31, 1994 (continued)

                                                 Asset        Fidelity
                                                Manager     Intermediate
                                                Growth          Bond
                                                 Fund*          Fund*          Total

   Balance at beginning
   of year                                    $   -          $ -         $43,205,176

   Investment income
    Dividends on
    Company Stock                                 -            -             668,186

    Dividends and
    Interest                                     7,318           18        1,443,092

    Interest on loans                             -            -             140,210
    Investment appreciation/
    depreciation (Note 2)                     (14,041)        (8)        (1,875,012)

     Net investment income                     (6,723)           10          376,476
   Contributions
    Participants                                 2,467         -           3,210,566
    Company                                       -            -           1,124,831
                                                 2,467         -           4,335,397
   Transfer (to) from
   other plans or funds                        452,180        4,090          324,093
   Less:  Withdrawals
   and distributions
      Cash                                        -            -           2,641,367
      Central Maine
      Power Company
      Stock (0 shares)                            -            -                -
                                                  -            -           2,641,367   Insurance contract
   reserve (Note 2)                               -            -                -

   Balance at end of
   year                                       $447,924       $4,100      $45,599,775
   *Parties in interest to the plan.

   Comparable information for 1993 and 1992 can be found on Schedule III, attached.





                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994
                                                                                  Schedule I
                                                                                  Page 1 of 4
                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                      For Non-Union Employees (B)
                       Item 27a Schedule of Assets Held for Investment Purposes
                                         At December 31, 1994
                              Name of Issuer                                       Market/Contract
            Fund            and Title of Issue       Units (A)         Cost             Value


    Retirement Government Money Market Fund          2,000,052     $ 2,000,052       $ 2,000,052
    Fidelity Balanced Fund*                            559,968       7,272,578         6,882,004
    Fidelity Magellan Fund*                            211,089      14,473,155        14,100,728

    Equity Fund*                                       694,757      11,237,875        11,748,347
    Asset Manager Income Fund*                           6,403          66,784            66,715
    Asset Manager Fund*                                  8,619         121,149           119,206
    Asset Manager Growth Fund*                          36,276         479,775           465,781

    Fidelity Intermediate Bond Fund*                       417           4,108             4,100
    Fixed Income        Sun Life Insurance of
                        America (1994 Contracts).
                        Contract rate 7.50%.
                        Maturity date 12/31/98.      1,446,812       1,446,812         1,446,812
                        John Hancock Mutual Life
                        Insurance Company (1990
                        Contracts).  Contract
                        rate 8.40%.  Maturity
                        date 01/03/95.                 962,344         962,344           962,344

                        Mass Mutual (1990
                        Contracts.  Contract rate
                        9.56%.  Maturity date
                        6/30/95.                     1,854,255       1,854,255         1,854,255
                        Pacific Mutual Life
                        Insurance Company (1982
                        Contracts).  Contract
                        rate 8.25%.                    856,656         856,656           856,656
                        Principal Mutual (1991
                        Contracts).  Contract
                        rate 8.94%.  Maturity
                        date 01/02/96.               1,483,080       1,483,080         1,483,080
                        State Mutual (1992
                        Contracts).  Contract
                        rate 5.80%.  Maturity
                        date 06/29/95.               2,404,649       2,404,649         2,404,649

    The accompanying notes are an integral part of these financial statements.
    *Parties in interest to the plan.





                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994
                                                                                 Schedule I
                                                                                 Page 2 of 4

                                      Central Maine Power Company
                                 Employee Savings and Investment Plan
                                      For Non-Union Employees (B)

                                              Investments
                                                            Balance at December 31, 1994

                              Name of Issuer                                       Market/Contract
            Fund            and Title of Issue       Units (A)         Cost             Value

    Fixed Income        Lincoln National (1992
    (continued)         Contracts).  Contract
                        rate 5.94%.  Maturity
                        date 03/30/95.               2,413,270       2,413,270         2,413,270

                        New York Life Insurance
                        Company (1991 Contracts).
                        Contract rate 8.90%.
                        Maturity date 01/02/96.      1,566,198       1,566,198         1,566,198
                        Life of Virginia (1993
                        Contracts).  Contract
                        rate 6.50%.  Maturity
                        date 6/30/97.                2,831,695       2,831,695         2,831,695
                        Peoples Security Life
                        (1993 Contracts).
                        Contract rate 5.41%.
                        Maturity date 12/31/95.      2,151,771       2,151,771         2,151,771
                        Confederation Life
                        Insurance Company (1993
                        Contracts) (See Note 2 to
                        Financial Statements)        4,156,927       4,156,927         4,156,927
                        Executive Life Insurance
                        Company (1989 Contract)
                        (See Note 2 to Financial
                        Statements)                  2,960,363       2,960,363         2,960,363

                        Provident Life and
                        Accident (1994
                        Contracts).  Contract
                        rate 7.12%.  Maturity
                        date 06/30/98.               3,074,354       3,074,354         3,074,354
                        Fidelity-Short-term
                        Investment Fund (at par
                        value)*.  Contract rate
                        5.97%.                         616,129         616,129           616,129
                          Total Fixed
                           Income Fund                              28,778,503        28,778,503


    The accompanying notes are an integral part of these financial statements.
    *Parties in interest to the plan.





                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994
                                                                                Schedule I
                                                                                Page 3 of 4

                                      Central Maine Power Company
                                 Employee Savings and Investment Plan
                                      For Non-Union Employees (B)

                                              Investments
                                                              Balance at December 31, 1994

            Fund              Name of Issuer                                       Market/Contract
                            and Title of Issue       Units (A)         Cost             Value

    Central Maine Power Company Stock
                        Central Maine Power          1,199,307
                        Company Stock*                  Shares      18,885,550        16,266,201
                        Fidelity U. S. Government
                        Reserve Pool (at par
                        value)*                        322,616         322,616           322,616
                          Total CMP Stock Fund                      19,208,166        16,588,817
                          Total Investments
                           All Funds                                83,642,145        80,754,253

                          Participants Loans
                           Receivable                                3,997,382         3,997,382

                          Grand Total                              $87,639,527       $84,751,635


   The accompanying notes are an integral part of these financial statements.
   *Parties in interest to the plan.




                                                Central Maine Power Company
                                                  Form 11-K - Year 1994
                                                       Schedule I
                                                       Page 4 of 4

                             Central Maine Power Company
                         Employee Savings and Investment Plan
                               For Non-Union Employees


                          Notes to Schedule I - Investments

          (A) "Units," except for shares of Company stock, indicates each Fund's share of the total units associated with pooled funds, which are accumulations of investments from numerous entities, including the Plan.

          (B) The investments of the Central Maine Power Company Employee Savings and Investment Plan for Non-Union Employees are commingled in a common/collective trust with the investments of four other employee savings and investment plans maintained by the Company and its affiliates. Schedule I presents the consolidated investments of all five plans. This Plan's share of the pooled investments is as follows:

                                                                  Market/Contract
                                                       Cost            Value
          Retirement Government Money Market
          Portfolio                                  $ 1,022,423      $1,022,423
          Fidelity Balanced Fund*                      3,388,555       3,201,121
          Fidelity Magellan Fund*                      6,724,368       6,559,985
          Equity Fund*                                 5,785,052       6,052,548
          Fixed Income Contract Portfolio             15,180,729      15,180,729
          Central Maine Power Company Stock*          12,605,610      11,192,429
          Asset Manager Income Fund*                      49,864          49,747
          Asset Manager Fund*                            113,861         111,976
          Asset Manager Growth Fund*                     461,444         447,924
          Fidelity Intermediate Bond Fund*                 4,108           4,100

                                                     $45,336,014     $43,822,982

          The accompanying notes are an integral part of these financial statements.
          *Parties in interest to the plan.




                                                               Central Maine Power Company
                                                                  Form 11-K - Year 1994
                                                                         Schedule II
                                                                         Page 1 of 2


                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                        For Non-Union Employees

                   Allocation of Plan Assets and Liabilities to Investment Programs

                                                  As of December 31, 1993
                            Retirement
                            Government
                              Money         Fidelity      Fidelity
                              Market        Balanced      Magellan         Equity          Sub
            Assets          Portfolio        Fund*          Fund*          Fund*          Total
      Investments at
      market value (cost
      $39,892,981)
      (Notes 1 and 2)
      (Schedule I)          $723,599     $2,772,712     $5,167,750     $5,741,826    $14,405,887
      Company dividends
      receivable                -              -              -              -              -

      Other receivables        1,032          2,312          4,462          2,661         10,467

      Participant loans
      receivable (Note 1)       -              -              -              -              -
                            $724,631     $2,775,024     $5,172,212     $5,744,487    $14,416,354

        Liabilities and
         Participants'
            Equity
      Security purchase
      payable               $   -          $   -          $   -          $   -          $   -

      Insurance contract
      reserve (Note 2)          -              -              -              -              -
      Participants'
      equity (Note 1)
      (Schedule III)         724,631      2,775,024      5,172,212      5,744,487     14,416,354

                            $724,631     $2,775,024     $5,172,212     $5,744,487    $14,416,354

      The accompanying notes are an integral part of these financial statements.        *Parties in interest to the plan.



                                                                     Central Maine Power Company
                                                                        Form 11-K - Year 1994
                                                                               Schedule II
                                                                               Page 2 of 2


                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                        For Non-Union Employees

                   Allocation of Plan Assets and Liabilities to Investment Programs

                                                   As of December 31, 1993
                                                           Central
                                             Fixed          Maine
                                             Income         Power
                                            Contract       Company
            Assets                         Portfolio     Stock Fund*       Total

      Investments at
      market value (Notes 1
      and 2) (Schedule I)               $16,355,842    $10,599,259    $41,360,988

      Company dividends
      receivable                               -           162,733        162,733
      Other receivables                       4,162         29,010         43,639

      Participant loans
      receivable (Note 1)                 1,958,399           -         1,958,399

                                        $18,318,403    $10,791,002    $43,525,759
        Liabilities and
         Participants'
            Equity

      Security purchase
      payable                            $     -        $   70,583    $    70,583
      Insurance contract
      reserve (Note 2)                      250,000           -           250,000

      Participants'
      equity (Note 1)
      (Schedule III)                     18,068,403     10,720,419     43,205,176
                                        $18,318,403    $10,791,002    $43,525,759

      The accompanying notes are an integral part of these financial statements *Parties in interest to the plan.




                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994
                                                                                  Schedule III
                                                                                  Page 1 of 4


                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                        For Non-Union Employees

                        Allocation of Plan Income and Changes in Participants'
                          Equity by Fund for the Year Ended December 31, 1993
                               Retirement
                               Government
                                 Money         Fidelity       Fidelity
                                 Market        Balanced       Magellan        Equity          Sub
                               Portfolio         Fund*         Fund*           Fund*         Total
   Balance at beginning
   of year                     $424,582     $1,034,219     $2,396,013     $5,327,085   $ 9,181,899
   Investment income

    Dividends on
    Company Stock                  -              -              -              -             -
    Dividends and
    Interest                     16,902        187,317        402,846        227,914       834,979

    Interest on loans              -              -              -              -             -

    Net realized gain
    (loss) on dis-
    position of
    investments                    -            11,977         80,387         47,790       140,154

    Unrealized appre-
    ciation (depre-
    ciation) of
    investments (Note 2)           -            58,137        225,314        252,577       536,028
     Net investment income       16,902        257,431        708,547        528,281     1,511,161

   Contributions
    Participants                225,319        522,629        963,476        564,324     2,275,748
    Company                        -              -              -              -             -
                                225,319        522,629        963,476        564,324     2,275,748
   Transfer (to) from
   other plans or funds          68,244      1,011,594      1,203,866      (366,982)     1,916,722

   Less:  Withdrawals
   and distributions
      Cash                       10,416         50,849         99,690        308,221       469,176      Central Maine
      Power Company
      Stock (0 shares)             -              -              -              -             -
                                 10,416         50,849         99,690        308,221       469,176

   Insurance contract
   reserve (Note 2)                -              -              -              -             -





   Balance at end of
   year                        $724,631     $2,775,024     $5,172,212     $5,744,487   $14,416,354
   The accompanying notes are an integral part of these financial statements.
   *Parties in interest to the plan.



                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994
                                                                                 Schedule III
                                                                                  Page 2 of 4


                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                        For Non-Union Employees

                        Allocation of Plan Income and Changes in Participants'
                          Equity by Fund for the Year Ended December 31, 1993
                                                              Central
                                                 Fixed         Maine
                                                Income         Power
                                               Contract       Company
                                               Portfolio    Stock Fund*        Total

   Balance at beginning
   of year                                  $17,246,334    $16,248,806     $42,677,039

   Investment income

    Dividends on
    Company Stock                                  -           961,151         961,151
    Dividends and
    Interest                                  1,046,636           -          1,881,615

    Interest on loans                           128,857           -            128,857

    Net realized gain
    (loss) on dis-
    position of
    investments                                    -         (140,832)           (678)

    Unrealized appre-
    ciation (depre-
    ciation) of
    investments (Note 2)                           -       (5,674,328)     (5,138,300)

     Net investment income                    1,175,493    (4,854,009)     (2,167,355)

   Contributions
    Participants                                752,804        164,654       3,193,206
    Company                                        -         1,169,093       1,169,093
                                                752,804      1,333,747       4,362,299

   Transfer (to) from
   other plans or funds                       (432,147)    (1,486,314)         (1,739)

   Less:  Withdrawals
   and distributions
      Cash                                      424,081        521,811       1,415,068
      Central Maine
      Power Company
      Stock (0 shares)                             -              -               -
                                                424,081        521,811       1,415,068
   Insurance contract





   reserve (Note 2)                           (250,000)           -          (250,000)
   Balance at end of
   year                                     $18,068,403    $10,720,419     $43,205,176

   The accompanying notes are an integral part of these financial statements.
   *Parties in interest to the plan.



                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994
                                                                                  Schedule III
                                                                                  Page 3 of 4


                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                        For Non-Union Employees

                        Allocation of Plan Income and Changes in Participants'
                          Equity by Fund for the Year Ended December 31, 1992
                               Retirement
                               Government
                                 Money         Fidelity       Fidelity
                                 Market        Balanced       Magellan        Equity          Sub
                               Portfolio         Fund*         Fund*           Fund*         Total
   Balance at beginning
   of year                     $   -          $   -        $     -        $5,970,686    $5,970,686
   Investment income

    Dividends on
    Company Stock                  -              -              -              -             -
    Dividends and interest        9,469         57,119        234,606        144,466       445,660

    Interest on loans              -              -              -              -             -

    Net realized gain
    (loss) on dis-
    position of
    investments                    -               711          6,126       (23,854)      (17,017)

    Unrealized appre-
    ciation (depre-
    ciation) of
    investments (Note 2)           -          (16,325)      (114,198)        227,683        97,160
     Net investment income        9,469         41,505        126,534        348,295       525,803

   Contributions
    Participants                250,872        476,524        812,123        538,205     2,077,724
    Company                        -              -              -              -             -
                                250,872        476,524        812,123        538,205     2,077,724
   Transfer (to) from
   other plans or funds         165,066        547,114      1,465,836    (1,340,505)       837,511

   Less:  Withdrawals
   and distributions
      Cash                          825         30,924          8,480        189,596       229,825
      Central Maine
      Power Company
      Stock (0 shares)             -              -              -              -             -
                                    825         30,924          8,480        189,596       229,825

   Insurance contract
   reserve (Note 2)                -              -              -              -             -
   Balance at end of





   year                        $424,582     $1,034,219     $2,396,013     $5,327,085    $9,181,899
   The accompanying notes are an integral part of these financial statements.
   *Parties in interest to the plan.



                                                                        Central Maine Power Company
                                                                           Form 11-K - Year 1994
                                                                                  Schedule III
                                                                                  Page 4 of 4


                                      Central Maine Power Company
                                 Employee Savings and Investment Plan

                                        For Non-Union Employees

                        Allocation of Plan Income and Changes in Participants'
                          Equity by Fund for the Year Ended December 31, 1992
                                                              Central
                                                 Fixed         Maine
                                                Income         Power
                                               Contract       Company
                                               Portfolio    Stock Fund*        Total

   Balance at beginning
   of year                                  $15,232,147    $15,059,616     $36,262,449
   Investment income

    Dividends on
    Company Stock                                  -         1,068,110       1,068,110
    Dividends and interest                    1,074,078          7,678       1,527,416

    Interest on loans                           110,563           -            110,563

    Net realized gain
    (loss) on dis-
    position of
    investments                                    -          (48,613)        (65,630)

    Unrealized appre-
    ciation (depre-
    ciation) of
    investments (Note 2)                           -           630,939         728,099
     Net investment income                    1,184,641      1,658,114       3,368,558

   Contributions
    Participants                                755,024        223,110       3,055,858
    Company                                        -         1,091,595       1,091,595
                                                755,024      1,314,705       4,147,453
   Transfer (to) from
   other plans or funds                         587,621    (1,430,560)         (5,428)

   Less:  Withdrawals
   and distributions
      Cash                                      513,099        339,679       1,082,603
      Central Maine
      Power Company
      Stock (599
      shares)                                      -            13,390          13,390
                                                513,099        353,069       1,095,993

   Insurance contract
   reserve (Note 2)                                -              -               -





   Balance at end of
   year                                     $17,246,334    $16,248,806     $42,677,039
   The accompanying notes are an integral part of these financial statements.
   *Parties in interest to the plan.





                                                       Central Maine Power Company
                                                  Employee Savings and Investment Plan
                                                         For Non-Union Employees

                                              Item 27d Schedule of Reportable Transactions
                                                  For the Year Ended December 31, 1994


                                  No. of                                                     Current
                                  Trans.     Purchase   Trans.     Selling       Cost of    Value of        Net
         Description of Asset   Purchased     Price    Matured       Price        Asset       Asset     Gain/(Loss)

        Retirement Government
        Money Market Portfolio    113    $2,632,188       68   $2,335,280    $2,335,280  $2,335,280    $   -

        Fidelity Magellan Fund*   155     4,206,039       76    2,454,207     2,492,698   2,565,552   (111,345)

        Equity Fund*              113     1,323,386       62      894,856       848,933     908,934    (14,078)

        Fixed Income Contract
        Portfolio (Schedule I)    110     5,014,875      114    6,213,489     6,213,489   6,213,489        -

        Central Maine Power
        Company Stock Fund:

          CMP Common Stock*       141     5,387,650       87    3,331,246     3,354,571   3,975,738   (644,492)
          Fidelity U.S.
          Government Reserve
          Pool*                   141     6,552,267       87    6,910,666     6,910,666   6,910,666        -

        The accompanying notes are an integral part of these financial statements.
        *Parties in interest to the plan.

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
               As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-44754).


                                     COOPERS & LYBRAND L.L.P.

          Portland, Maine
          June   , 1995





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
               As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-44754).


                                     ARTHUR ANDERSEN LLP

          Boston, Massachusetts
          June 30, 1995





                                                Central Maine Power Company
                                                    Form 11-K - Year 1994
                             Central Maine Power Company
                         Employee Savings and Investment Plan

                               For Non-Union Employees
                                      SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Trustee (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Central  Maine  Power  Company  Employee
                                   Savings and Investment Plan for Non-Union
                                   Employees
                                                       (Name of Plan)

          Date:  June 30, 1995

                                   D.  E.  Marsh, Vice  President Corporate
                                   Services  and  Chief  Financial Officer,
                                   Member, Employee Savings and  Investment
                                   Plan  Committee,   Central  Maine  Power
                                   Company